EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Churchill Downs Incorporated (the “Company”) for the quarterly period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert L. Evans, as Chairman of the Board and Chief Executive Officer (Principal Executive Officer) of the Company, and William E. Mudd, as Executive Vice President and Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert L. Evans
Robert L. Evans
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)
May 7, 2012

/s/ William E. Mudd
William E. Mudd
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
May 7, 2012

This certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report and shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.